UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2018

Blonder Tongue Laboratories, Inc.
(Exact Name of registrant as specified in its charter)

Delaware	1-14120	52-1611421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Jake Brown Road, Old Bridge, New Jersey  08857

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 679-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On May 29, 2018, Blonder Tongue Laboratories, Inc. (the “Company”) received notice from Mountainblue Jake Brown Realty LLC (“Mountainblue”) that Mountainblue was exercising its right to terminate the previously-announced Agreement of Sale (the “Sale Agreement”) between the parties, pursuant to which (i) the Company had agreed to sell and Mountainblue had agreed to buy the Company’s Old Bridge, New Jersey facility (the “Old Bridge Facility”) and (ii) the Company was to lease back a portion of the Old Bridge Facility for an initial term of five years with an option to renew such lease for an additional five years. The Company previously disclosed the execution of the Sale Agreement in its Current Report on Form 8-K filed March 16, 2018, and the description of the material terms of the Sale Agreement included in such Current Report on Form 8-K are incorporated herein by reference. The Company intends to continue to pursue the sale of its Old Bridge Facility in a transaction that may be structured as a sale/leaseback transaction or an outright sale transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By:	/s/ Eric Skolnik
Eric Skolnik Senior Vice President and Chief Financial Officer

Date: June 4, 2018

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